Exhibit 99.4

Confidential Treatment Requested by ZKH Group Limited

Pursuant to 17 C.F.R. Section 200.83

ZKH Group Limited

7/F, Tower 4, Libao Plaza, No. 36 Shenbin Road, Minhang District,

Shanghai, 201106, People’s Republic of China

+86 (21) 5080-9696

March 30, 2022

VIA EDGAR

Division of Corporation Finance

Office of Chief Accountant
U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re: ZKH Group Limited
Registration Statement on Form F-1
(CIK Number: 0001862044)
Representations Made Pursuant to Instruction 2 to Item 8.A.4 of Form 20-F

To whom it may concern:

ZKH Group Limited is an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”). In connection with the proposed initial public offering of the Company’s ordinary shares to be represented by American depositary shares (the “Offering”), the Company hereby respectfully makes the representations to the Securities and Exchange Commission (the “Commission”) required by Instruction 2 to Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering (“IPO”), a company may comply with only the 15-month requirement in Item 8.A.4 of Form 20-F if the company is able to make the representations specified by Instruction 2 to Item 8.A.4 of Form 20-F.

The Company’s initial confidential submission of the draft registration statement on Form F-1 (the “Draft Registration Statement”) on the date hereof contained audited financial statements for the year ended December 31, 2020 prepared in accordance with accounting principles generally accepted in the United States of America.

In submitting the Draft Registration Statement, the Company is complying with the 15-month requirement, rather than the 12-month requirement, with respect to the last year of audited financial statements. The Company is submitting this representation letter pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that “[a] company may comply with only the 15-month requirement in this item if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

Confidential Treatment Requested by ZKH Group Limited

Pursuant to 17 C.F.R. Section 200.83

The Company hereby represents to the Commission that:

1.	the Company is not required by any jurisdiction outside of the United States to issue audited financial statements as of a date not older than 12 months at the time this representation letter is submitted;

2.	compliance with the 12-month requirement in Item 8.A.4 of Form 20-F is impracticable and involves undue hardship for the Company;

3.	the Company does not anticipate that its audited financial statements for the year ended December 31, 2021 will be available until April or May 2022; and

4.	in not event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the Offering.

The Company is submitting this representation letter as an exhibit to the Draft Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

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Confidential Treatment Requested by ZKH Group Limited

Pursuant to 17 C.F.R. Section 200.83

Please do not hesitate to contact the undersigned at max.lai@zkh360.com or the Company’s counsel Julie Gao of Skadden, Arps, Slate, Meagher & Flom LLP at Julie.Gao@skadden.com if you have any questions regarding the foregoing.

Very truly yours,

ZKH Group Limited

By:	/s/ Chun Chiu Lai
Name:	Chun Chiu Lai
Title:	Chief Financial Officer

cc:	Z. Julie Gao, Esq., Partner, Skadden, Arps, Slate, Meagher & Flom LLP
Brian V. Breheny, Esq., Partner, Skadden, Arps, Slate, Meagher & Flom LLP
Anthony Chen, Partner, PricewaterhouseCoopers Zhong Tian LLP